UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2005

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 31, 2005, Inverness Medical Innovations, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of Binax, Inc. (“Binax”). The merger was consummated pursuant to an Agreement and Plan of Merger, dated as of February 8, 2005, by and among the Company, a wholly-owned subsidiary thereof, Binax, and two shareholders of Binax.  Binax, located in Portland, Maine, is a leading developer, manufacturer and distributor of rapid diagnostic products for infectious disease testing, primarily related to the respiratory system.

The total amount of consideration paid to Binax shareholders by the Company in connection with the merger was approximately 1.42 million shares of the Company’s common stock and approximately $8.8 million in cash.  The merger agreement also provides that the Company will pay additional consideration of up to $11 million in cash to the Binax shareholders if Binax meets certain new product development performance objectives over five years.

In addition, in connection with the acquisition, the Company has entered into a 5 year agreement to employ Roger Piasio, former President of Binax, as Binax’ Chief Scientific Officer.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 2, 2005, Ernest Carabillo, Jr., a member of the Company’s Board of Directors, determined that he will not stand for reelection and will retire from the Board of Directors as of the end of his current term, which expires at the Company’s upcoming annual meeting of stockholders.

Item 9.01.  Financial Statements and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The financial statements of Binax required to be filed as part of this report will be filed by the Company by amendment to this report as soon as practicable, but no later than June 14, 2005.

(b)	PRO FORMA FINANCIAL INFORMATION

The pro forma financial information required to be filed as part of this report will be filed by the Company by amendment to this report as soon as practicable, but no later than June 14, 2005.

(c)           Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated February 8, 2005, by and among Inverness Medical Innovations, Inc., a Delaware corporation to be formed as a wholly-owned subsidiary of Inverness Medical Innovations, Inc., Binax, Inc., Roger N. Piasio and Myron C. Hamer, and Roger N. Piasio, as stockholder representative (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, event date February 8, 2005, filed on February 9, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

Date: April 6, 2005	By:	/s/Jay McNamara
Jay McNamara
Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated February 8, 2005, by and among Inverness Medical Innovations, Inc., a Delaware corporation to be formed as a wholly-owned subsidiary of Inverness Medical Innovations, Inc., Binax, Inc., Roger N. Piasio and Myron C. Hamer, and Roger N. Piasio, as stockholder representative (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, event date February 8, 2005, filed on February 9, 2005)